EXHIBIT 99.1

TEXAS WESTMORELAND COAL CO.
AND CUSTOMER REACH AGREEMENT

Colorado Springs, CO – September 27, 2005 — Westmoreland Coal Company (AMEX:WLB) announced today that its subsidiary, Texas Westmoreland Coal Co., and Texas Genco II, LP, have agreed to modify certain terms of their existing coal supply arrangements.

Texas Westmoreland delivers coal from its Jewett Mine to Texas Genco’s adjacent Limestone Electric Generating Station under a long-term lignite supply agreement which expires in 2015. In January 2004 the parties agreed to fix a price for the period 2004 through 2007, with pricing thereafter to be determined pursuant to the underlying contract. The parties subsequently adjusted that agreement to address dramatic and unexpected increases in commodity costs, including costs for diesel fuel and steel. The new interim agreement announced today enhances the economics of the Jewett Mine over the previous interim pricing arrangement, improves the mechanics for determining equivalent market pricing pursuant to the parties' underlying contract after 2007, and should return Texas Westmoreland to a stable and satisfactory level of financial performance through 2007 when the contract calls for a reversion to annual, equivalent market value pricing, or until the current long-term supply agreement is modified further or restructured. It also enables Texas Westmoreland to develop and open new production areas at the Jewett Mine, gives both Texas Westmoreland and Texas Genco more certainty about the volume of deliveries going forward, and allows Texas Genco to secure from other suppliers its future coal requirements at the Limestone Station which exceed projected production under Jewett’s mine plan. The new interim agreement is also intended to provide a platform for possible further modification and improvement of the existing long-term supply agreement.

Christopher K. Seglem, Chairman, President and CEO of Westmoreland Coal Company, said: “We are pleased that Texas Westmoreland has concluded this interim arrangement with Texas Genco. It enables Texas Westmoreland to develop substantial new production at the Jewett Mine on a basis that is financially sound through 2007, while the parties explore further amendments of the existing long-term supply agreement. We believe it will benefit not only Texas Westmoreland and Texas Genco through 2007 and beyond, but the power needs of Texas as well. We look forward to working with Texas Genco in the same spirit of cooperation going forward.”

Westmoreland Coal Company is the oldest independent coal company in the United States and ranked among the top ten U.S. coal producers again in 2004. Westmoreland’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, Texas and North Dakota. The Company also owns interests in three independent power projects. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information about Westmoreland visit www.westmoreland.com.

Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its income tax net operating losses; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of the ROVA Project and the structure of the ROVA Project’s contracts with its lenders and Dominion Virginia Power; our ability to complete the acquisition of the portion of the ROVA project that we do not currently own; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the claims between the Company and Montana Power; and the other factors discussed in Items 1, 2, 3 and Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600